Exhibit 99.1

CONTACT:

Investor Relations:
VIVUS, Inc.	The Trout Group
Dana B. Shinbaum	Brian Korb
Corporate Development & Investor Relations	bkorb@troutgroup.com
shinbaum@vivus.com	646-378-2923

THREE VIVUS DIRECTORS NOT STANDING FOR RE-ELECTION

MOUNTAIN VIEW, Calif., April 8, 2014 — VIVUS, Inc. (NASDAQ: VVUS) today announced that J. Martin Carroll, Mark B. Logan and Robert N. Wilson have decided not to stand for re-election when their terms expire at the Annual Meeting of Stockholders, to be held on June 20, 2014.

“We are grateful to Marty, Mark and Bob for their tireless efforts on behalf of VIVUS,” said Michael J. Astrue, chairman of VIVUS. “The contributions from these individuals throughout their tenures have been invaluable, and we wish them the best in all future endeavors.”

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. VIVUS does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the VIVUS Form 10-K for the year ending December 31, 2013, and periodic reports filed with the Securities and Exchange Commission.